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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 16, 1995, relating to the financial statements of E. I. du Pont de Nemours and Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103

April 12, 1995